Exhibit 10.4

Office of Technology Transfer Nila Bhakuni, Director

November 5, 2009

Mr. Stephen B. Squires President and CEO
Solterra Renewable Technologies, Inc.
7700 South River Parkway Tempe, Arizona 85284

RE: Second Amendment to License Agreement between Solterra Renewable Technologies, Inc., and William Marsh Rice University (Agreement #OTT LA 09-1-001)

Dear Steve:

This letter confirms our understanding and agreement to amend the license agreement dated August 20, 2008, between Solterra Renewable Technologies, Inc., and William Marsh Rice University, and amended October 2, 2008, as follows:

SECTION 12 (Notices) is amended to reflect Solterra's new address, as follows: If Licensee:

Attn:	Stephen B. Squires Solterra Renewable Technologies, Inc. 7700 South River Parkway Tempe, Arizona 85284 Phone:714-701-8779 Fax:480-452-1743

EXHIBIT B (Company Diligence Milestones) is deleted in its entirety and is replaced with the Amended EXHIBIT B which is attached.

All other provisions of the License Agreement and amendment of October 2, 2008, shall remain in full force and effect.

E-mail: bhakuni@rice.edu I Office: 713-348-6231 I Fax: 713-348-6289 I Rice University Office of Technology Transfer–MS 705, P.O. Box 1892, Houston, Texas 77251-1892

Please indicate your agreement to amend the License Agreement as set forth above, effective November 5, 2009, by signing where indicated below and returning a copy to my attention.

Sincerely,

By:	/s/ Nila Bhakuni
Nila Bhakuni

Agreed and accepted:

/s/ Stephen B. Squire
Stephen B. Squire
President and CEO
Solterra Renewable Technologies, Inc.

AMENDED EXHIBIT B
Company Diligence Milestones

Licensee shall use best efforts to develop Rice Licensed Products and to introduce Rice Licensed Products into the commercial market; thereafter, Licensee shall make Rice Licensed Produces reasonably available to the public. Specifically, Licensee shall fulfill the following obligations:

(a) Licensee shall submit a business plan and/or a technology development to Rice prior to the Effective Date of this Agreement

(b) Licensee shall acquire $2,750,000 (two million seven hundred and fifty thousand dollars) in initial funding according to the following plan:

(i)  A first installment of $1,500,000 (one million five hundred thousand dollars) shall be received by November 5th, 2008.

(ii)  A second cumulative installment of $1,250,000 (one million two hundred fifty thousand dollars) shall be received by March 31, 2010.

(c) Licensee shall be current with all payments of patent expenses due Rice under Section 4 of the License Agreement by November 15, 2009.

(d) Licensee shall fund $79,930 (seventy-nine thousand nine hundred thirty thousand dollars) (in direct costs) of sponsored research with Professor Michael Wong by October 31, 2008 and be current with all direct costs due Rice under this agreement by November 30, 2009, and all payments, including overhead, by December 31, 2009.

(e) Following the successful completion of the sponsored research goals with Michael Wong, Licensee shall demonstrate the scalability of the quantum dot production technology by January 31, 2010.

(f) Licensee shall establish a QD production pilot plant capable of producing 1000 g/week by June 30, 2010.

(g) Licensee shall start up a full scale QD production plant by June 30, 2010.

(h) Licensee shall demonstrate a working model of a thin film quantum dot solar cell product using Rice Intellectual Property by April 30, 2010. This working model shall achieve 6% efficiency at a manufactured cell cost of <$1.50/Watt, and have a consumer warranty regarding product lifetime performance comparable to existing photovoltaics.

(i) Licensee shall receive an additional investment commitment of at least $1,000,000 (one million) dollars by June 30, 2010.

(j) Licensee shall bring a 10MW capacity solar cell pilot production line on-stream by December 31, 2010.

(k) Licensee shall offer for sale solar cells incorporating a Rice Licensed Product on or before August 30, 2010.

(l) Licensee shall bring a 100 Megawatt volume production facility for solar cells on stream by February 28, 2012.

(m) Licensee shall offer for sale quantum dots manufacture with Rice Patents for electronic or medical applications on or before February 28, 2010.

Office of Technology Transfer
Nita Bhakuni, Director

November 9, 2009

Mr. Stephen B. Squires
President and CEO
Solterra Renewable Technologies, Inc. 7700 South River Parkway
Tempe, Arizona 85284

RE: License Agreement between Solterra Renewable Technologies, Inc., and William Marsh Rice University (Agreement #OTT LA 09-1-001)

Dear Steve:

This letter is to memorialize our verbal agreement related to Article 5.4 of the subject license agreement as it relates to Solterra's current financial situation.

Due to unforeseen circumstances and the current global economic climate, Solterra's ability to secure additional investments has been adversely affected and certain financial obligations of the company have been deferred. As Solterra is working diligently to secure additional investment to remedy its current financial situation, Rice hereby agrees not to assert its termination rights under Article 5.4 of the License Agreement from the date of this notice through December 30, 2009, provided, however, that Solterra keeps Rice apprised of its progress and is compliant with all other terms and conditions of the subject License Agreement.

Sincerely,

By:	/s/ Nila Bhakuni
Nila Bhakuni

E-mail: bhakuni@rice.edu I Office: 713-348-6231 I Fax: 713-348-6289 I Rice University Office of Technology Transfer — MS 705, P.O. Box 1892, Houston, Texas 77251-1892